      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999
                                                     REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                VIXEL CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                                                84-1176506
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                         11911 Northcreek Parkway South
                            Bothell, Washington 98011
                                 (425) 806-5509
                    (Address of principal executive offices)

                              --------------------

                             1995 STOCK OPTION PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              --------------------

                                James M. McCluney
                      President and Chief Executive Officer

                                VIXEL CORPORATION
                         11911 Northcreek Parkway South

                            Bothell, Washington 98011
                                 (425) 806-5509

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                            James C.T. Linfield, Esq.
                             Gregory B. Abbott, Esq.
                             Jeffry A. Shelby, Esq.
                               COOLEY GODWARD LLP
                               5200 Carillon Point
                             Kirkland, WA 98033-7356
                                 (425) 893-7700

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO      OFFERING PRICE         AGGREGATE       REGISTRATION
          TO BE REGISTERED             BE REGISTERED     PER SHARE (1)    OFFERING PRICE (1)        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.0015 par value          10,313,653      (see Notes to       $147,197,904         $40,922
                                                        Calculation of
                                                       Registration Fee)
=============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding stock options previously granted by Vixel Corporation (the "Company") under the 1995 Stock Option Plan, (b) the weighted average exercise price for shares subject to outstanding stock options previously granted by the Company under the 1999 Equity Incentive Plan and (c) the fair market value of the Company's Common Stock as of September 30, 1999 (as determined by the high end of the price range listed on the Company's Registration Statement on Form S-1 (333-81347), as amended, filed with the Securities and Exchange Commission (the "Commission")), for shares issuable under the Company's 1999 Employee Stock Purchase Plan and 1999 Equity Inventive Plan.

                    NOTES TO CALCULATION OF REGISTRATION FEE

The following chart details the calculation of the registration fee:

--------------------------------------------------------------------------------------------------------
                                                     NUMBER OF      OFFERING PRICE          AGGREGATE
                 TYPE OF SHARES                       SHARES          PER SHARE           OFFERING PRICE
--------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding         2,313,653          $3.45               $7,982,103
options under the 1995 Stock Option Plan
--------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding           600,276         $10.03               $6,020,769
options under the 1999 Equity Incentive Plan
--------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1999 Equity           6,199,724         $18.00             $111,595,032
Incentive Plan
--------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1999 Employee         1,200,000         $18.00              $21,600,000
Stock Purchase Plan
--------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The prospectus contained in the Form S-1 Registration Statement (No. 333-81347) filed by the Company with the Commission on June 23, 1999, as amended through the date hereof and the Registrant's Statement on Form S-1 filed with the Commission on October 1, 1999 (No. 333-88223) are hereby incorporated by reference into this Registration Statement. The Company has not filed, and has not been required to file, any reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. The description of the Company's Common Stock which is contained in the Form S-1, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Kirkland, Washington.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability (a) for any breach of the director's duty of loyalty to the company or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which a director derives an improper personal benefit.

The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its officers, employees and other agents to the fullest extent not prohibited by law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of an indemnified party. The Company's Bylaws also permit it to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of his or her status or service as a director, officer, employee or other agent of the Company upon an undertaking by him or her to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

The Company intends to enter into separate indemnification agreements with its directors and officers. These agreements will require the Company to, among other things, indemnify the director or officer against expenses, including attorney's fees, judgements, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or officer of the Company, other


                                       1.

than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individual with respect to which he or she individual may be entitled to indemnification by the Company.

The Company believes that its certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Company also maintains directors' and officers' liability insurance. At present the Company is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. Furthermore, the Company is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Description
-----------    -----------

*    4.1       Restated Certificate of Incorporation, as amended.

*    4.2       Bylaws.

*    4.3       Specimen Common Stock Certificate.

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2       Consent of KPMG LLP, Independent Auditors.

    23.3       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.4 Consent of Cooley Godward LLP contained in Exhibit 5.1 to this Registration Statement.

    24.1       Power of Attorney contained on the signature pages.

*   99.1       1995 Stock Option Plan (the "1995 Plan") and forms of agreements thereunder.

*   99.2       1999 Equity Incentive Plan (the "1999 Plan") and forms of
               agreements thereunder.

*   99.3       1999 Employee Stock Purchase Plan and forms of agreements
               thereunder.

-----------------------

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-81347) originally filed on June 23, 1999, as amended through the date hereof, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

        1.      The undersigned Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                                       2.

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, King County, State of Washington, on September 30, 1999.

                                VIXEL CORPORATION


                                By:          /s/ James M. McCluney
                                     -------------------------------------------
                                               James M. McCluney
                                     President and Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. McCluney and Kurtis L. Adams and each of them or any one, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                    DATE
---------                                                 -----                    ----

             /s/ James M. McCluney               President and Chief           September 30, 1999
-------------------------------------------      Executive Officer and
               James M. McCluney                 Director

              /s/ Kurtis L. Adams                Chief Financial Officer       September 30, 1999
-------------------------------------------
                Kurtis L. Adams

                                                 Chairman of the Board of
-------------------------------------------      Directors
              Gregory R. Olbright


              /s/  Kevin A. Fong                 Director                      September 30, 1999
-------------------------------------------
                 Kevin A. Fong


            /s/ Charles A. Haggerty              Director                      September 30, 1999
-------------------------------------------
              Charles A. Haggerty


             /s/ Juan A. Rodriguez               Director                      September 30, 1999
-------------------------------------------
               Juan A. Rodriguez


             /s/ Timothy M. Spicer               Director                      September 27, 1999
-------------------------------------------
               Timothy M. Spicer


             /s/ Werner F. Wolfen                Director                      September 29, 1999
-------------------------------------------
               Werner F. Wolfen

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

*    4.1       Restated Certificate of Incorporation, as amended.

*    4.2       Bylaws.

*    4.3       Specimen Common Stock Certificate.

     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2       Consent of KPMG LLP, Independent Auditors.

    23.3       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.4 Consent of Cooley Godward LLP contained in Exhibit 5.1 to this Registration Statement.

    24.1       Power of Attorney contained on the signature pages.

*   99.1       1995 Stock Option Plan (the "1995 Plan") and forms of agreements thereunder.

*   99.2       1999 Equity Incentive Plan (the "1999 Plan") and forms of
               agreements thereunder.

*   99.3       1999 Employee Stock Purchase Plan and forms of agreements
               thereunder.

-----------------------

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-81347) originally filed on June 23, 1999, as amended through the date hereof, and incorporated herein by reference.